Exhibit 10.6J

NINTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Ninth Amendment to Loan and Security Agreement (the “Amendment”), is entered into as of May 17, 2011, by and between SQUARE 1 BANK (the “Bank”) and THE ACTIVE NETWORK, INC. (the “Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of October 30, 2008 (as amended from time to time, with related documents, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

Now, therefore, the parties agree as follows:

1)	Subsection (f) of the definition of “Eligible Accounts” in Exhibit A of the Agreement is hereby amended and restated, as follows:

(f)    Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States, except for Accounts of (i) upon satisfactory audit of such Account and Bank approval of the same, FRTIB (the Federal Retirees Thrift Investment Board), (ii) upon satisfactory audit of such Account and Bank approval of same, Architect of the Capital, (iii) the United States, if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727), and (iv) the National Recreation Reservation Service;

2)	Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

3)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

4)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

5)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by Borrower;

b)	payment of a $1,000 Amendment Fee, which may be debited from any of Borrower’s accounts;

c)	payment of all Bank Expenses, including Bank’s expenses for the documentation of this amendment and any related documents, which may be debited from any of Borrower’s accounts; and

d)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

THE ACTIVE NETWORK, INC.		SQUARE 1 BANK

By:	/s/ Scott Mendel	By:	/s/ Peter M. Drees
Name:	Scott Mendel	Name:	Peter M. Drees
Title:	CFO	Title:	SVP

(Signature Page to 9th Amendment to Loan and Security Agreement)